Exhibit 99.1

551 Fifth Avenue Suite 300
New York, NY 10176
PRESS RELEASE

Contact:
Investors & Analysts:	David Farwell	Media:	Tony Mitchell
	(415) 733-4040		(212) 297-9828
	dfarwell@abm.com		tony.mitchell@abm.com
ABM INDUSTRIES INCORPORATED ANNOUNCES SECOND QUARTER
FISCAL 2009 FINANCIAL RESULTS
Company Reports Double Digit Increases in Net Income and Adjusted EBITDA, Despite Modest
Revenue Decline
Well Positioned for U.S. Economic Recovery
Declares 173rd Consecutive Quarterly Dividend
NEW YORK, NY — June 4, 2009 — ABM Industries Incorporated (NYSE:ABM) today reported revenues for the second quarter of fiscal year 2009 of $855.7 million compared to second quarter fiscal year 2008 revenues of $906.3 million. Net income for the second quarter of fiscal year 2009 was $12.8 million, a 15.4% increase over $11.1 million in the year-ago quarter. Net income for the second quarter of fiscal year 2008 included a $7.2 million benefit ($4.4 million after-tax) from the reduction in self-insurance reserves related to prior years, partially offset by a $4.5 million ($4.0 million after-tax) goodwill impairment charge associated with the Company’s former Lighting segment. Earnings per diluted share for the second quarter of fiscal year 2009 increased 13.6% to $0.25 compared to second quarter of fiscal year 2008 earnings per diluted share of $0.22.
Income from continuing operations for the second quarter of fiscal year 2009 was $13.0 million ($0.25 per diluted share) compared to $15.3 million ($0.30 per diluted share) in the second quarter of fiscal year 2008. As noted above, the year-over-year comparison reflects a $7.2 million benefit ($4.4 million after-tax) in the second quarter of fiscal year 2008 resulting from the reduction in self-insurance reserves relating to prior years. Adjusted income from continuing operations, which excludes items affecting comparability, increased to $16.3 million, or $0.32 per diluted share, for the second quarter of fiscal year 2009 compared to $14.0 million, or $0.27 per diluted share, in the second quarter of fiscal year 2008. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability) for the second quarter of fiscal year 2009 was $36.1 million compared to $32.7 million in the year-ago quarter. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

“Our growth in net income and adjusted EBITDA reflects the focused actions we have taken to contain costs, preserve cash and maintain or increase operating margins,” said Henrik Slipsager, president and chief executive officer of ABM Industries Incorporated. “We are proactively working with our clients to help them meet their cost pressures and, at the same time, aggressively managing our own bottom line and credit risk by scaling back or eliminating less profitable contracts. While these measures contributed to modestly lower revenues, we are improving our profit margins and serving a healthier, stronger client base. We also are generating strong operating cash flow and effectively managing our working capital across the business. These actions should continue to leave us well positioned when the U.S. economy rebounds.”
The Company reported net income for the six months ended April 30, 2009 of $27.0 million, an increase of 54.8% compared to $17.4 million for the first six months of fiscal year 2008. Earnings per diluted share for the first six months of fiscal year 2009 increased 52.9% to $0.52 per diluted share compared to $0.34 per diluted share in the first half of fiscal year 2008. Income from continuing operations for the first six months of fiscal year 2009 increased to $27.8 million, or $0.54 per diluted share, compared to $21.6 million, or $0.42 per diluted share, for the first six months of fiscal year 2008. Adjusted income from continuing operations for the first half of fiscal year 2009 was $29.4 million, or $0.57 per diluted share, compared to $22.0 million, or $0.43 per diluted share, for the first six months of fiscal year 2008. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Key financial information for the second quarter and first six months of fiscal years 2009 and 2008 is presented below.

	Three Months Ended			Six Months Ended
	April 30,		Increase	April 30,		Increase
(in millions)	2009	2008	(Decrease)	2009	2008	(Decrease)
Revenues	$855.7	$906.3	(5.6)%	$1,743.2	$1,794.1	(2.8)%

Income from continuing operations	13.0	15.3	(14.7)%	27.8	21.6	28.9%

Adjusted income from continuing operations	16.3	14.0	16.4%	29.4	22.0	33.6%

Loss from discontinued operations	(0.3)	(4.2)	93.6%	(0.8)	(4.1)	80.4%

Adjusted EBITDA	36.1	32.7	10.4%	66.4	56.5	17.5%

Net Income	12.8	11.1	15.4%	27.0	17.4	54.8%

Net cash provided by operating activities	$41.1	$46.1	(10.8)%	$67.2	$21.1	217.9%

(See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

The Company also announced that the Board of Directors has declared a third quarter cash dividend of $0.13 per common share payable on August 3, 2009 to stockholders of record on July 2, 2009. This will be ABM’s 173rd consecutive quarterly cash dividend.
Guidance
The Company is reaffirming its guidance for fiscal year 2009. The Company estimates that full fiscal year 2009 income from continuing operations per diluted share will be in the range of $1.10 to $1.20 and adjusted income from continuing operations per diluted share, for the same period, will be in the range of $1.25 to $1.35. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Conference Call
On Friday, June 5, 2009 at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager, and Executive Vice President and Chief Financial Officer James S. Lusk. The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=69087
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-852-6580 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 888-203-1112, and then entering ID #3741426.
Conference Call Presentation
In connection with the conference call to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com, and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is among the leading providers of facility services in the United States. With fiscal 2008 revenues in excess of $3.6 billion and more than 105,000 employees, ABM provides janitorial, facility, engineering, parking and security services for thousands of commercial, industrial, institutional and retail facilities across the United States, Puerto Rico and British Columbia, Canada. ABM’s business services include ABM Janitorial Services; ABM Facility Services; ABM Engineering Services; Ampco System Parking; and ABM Security Services.
Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. In addition, the financial results reported in this release continue to be subject to adjustment until filing of the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2009. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to: (1) a slowdown in the Company’s acquisition activity, diversion of management focus from operations as a result of acquisitions or failure to timely realize anticipated cost savings and synergies from acquisitions; (2) further declines in commercial office building occupancy and rental rates relating to a deepening of the current recession; (3) the inability to attract or grow revenues from new customers or loss of customers or financial difficulties or bankruptcy of a major customer or multiple customers; (4) the inability of customers to access the credit markets impacting the Company’s ability to collect receivables; (5) intense competition that lowers revenue or reduces margins; (6) an increase in costs that the Company cannot pass on to customers; (7) functional delays and resource constraints related to the Company’s transition to new information technology systems, the support of multiple concurrent projects relating to these systems and delays in completing such projects; (8) unanticipated costs or service disruptions associated with the transition of certain IT services from IBM to third-party vendors or associated with providing those services internally; (9) disruption in functions affected by the transition to Shared Services Centers; (10) the inability to collect accounts receivable retained by the Company in connection with the sale of its lighting business; (11) changes in estimated claims or in the frequency or severity of claims against the Company, deterioration in claims management, cancellation or non-renewal of the Company’s primary insurance policies or changes in the Company’s customers’ insurance needs; (12) increase in debt service requirements; (13) labor disputes leading to a loss of sales or expense variations; (14) natural disasters or acts of terrorism that disrupt the Company in providing services; (15) events or circumstances that may result in impairment of goodwill recognized on the OneSource or other acquisitions; (16) significant accounting and other control costs that reduce the Company’s profitability; and (17) the unfavorable outcome in one or more of the several class and representative action lawsuits alleging various wage and hour claims or in other litigation. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2008 and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations for the second quarter and first six months of fiscal years 2009 and 2008 and guidance for fiscal year 2009, as adjusted for items impacting comparability. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the second quarter and first six months of fiscal years 2009 and 2008. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
###

Financial Schedules
(In thousands, except per share data)
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	April 30,	October 31,
	2009	2008

Assets
Cash and cash equivalents	$—	$710
Trade accounts receivable, net	467,636	473,263
Prepaid income taxes	15,858	7,097
Current assets of discontinued operations	16,363	34,508
Prepaid expenses and other	57,659	57,011
Deferred income taxes, net	49,608	57,463
Insurance recoverables	4,817	5,017

Total current assets	611,941	635,069
Non-current assets of discontinued operations	7,397	11,205
Insurance deposits	42,537	42,506
Other investments and long-term receivables	5,135	4,470
Deferred income taxes, net	81,681	88,704
Insurance recoverables	66,700	66,600
Other assets	31,496	23,310
Investments in auction rate securities	19,512	19,031
Property, plant and equipment, net	59,632	61,067
Other intangible assets, net	56,772	62,179
Goodwill	538,376	535,772

Total assets	$1,521,179	$1,549,913

Liabilities
Trade accounts payable	$63,911	$70,034
Accrued liabilities
Compensation	98,662	88,951
Taxes — other than income	25,856	20,270
Insurance claims	74,692	84,272
Other	74,029	85,455
Income taxes payable	2,165	2,025
Current liabilities of discontinued operations	12,334	10,082

Total current liabilities	351,649	361,089
Income taxes payable	16,488	15,793
Line of credit	182,000	230,000
Retirement plans and other	37,422	37,095
Insurance claims	269,901	261,885

Total liabilities	857,460	905,862

Stockholders’ Equity	663,719	644,051

Total liabilities and stockholders’ equity	$1,521,179	$1,549,913

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
	2009	2008

Net cash provided by continuing operating activities	30,881	40,642
Net cash provided by discontinued operating activities	10,242	5,437

Net cash provided by operating activities	$41,123	$46,079

Net cash used in continuing investing activities	(2,465)	(17,354)
Net cash used in discontinued investing activities	—	(6)

Net cash used in investing activities	$(2,465)	$(17,360)

Proceeds from exercises of stock options (including income tax benefit)	1,053	6,264
Dividends paid	(6,673)	(6,311)
Borrowings from line of credit	170,000	136,000
Repayment of borrowings from line of credit	(215,000)	(150,500)

Net cash used in financing activities	$(50,620)	$(14,547)

	Six Months Ended April 30,
	2009	2008

Net cash provided by continuing operating activities	44,341	17,581
Net cash provided by discontinued operating activities	22,861	3,557

Net cash provided by operating activities	$67,202	$21,138

Net cash used in continuing investing activities	(8,114)	(436,627)
Net cash used in discontinued investing activities	—	(15)

Net cash used in investing activities	$(8,114)	$(436,642)

Proceeds from exercises of stock options (including income tax benefit)	1,516	7,788
Dividends paid	(13,314)	(12,571)
Borrowings from line of credit	343,000	522,500
Repayment of borrowings from line of credit	(391,000)	(221,000)

Net cash (used in) provided by financing activities	$(59,798)	$296,717

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,		Increase
	2009	2008	(Decrease)

Revenues	$855,711	$906,349	(5.6)%
Expenses
Operating	766,148	806,150	(5.0)%
Selling, general and administrative	64,265	68,936	(6.8)%
Amortization of intangible assets	2,680	2,544	5.3%

Total expenses	833,093	877,630	(5.1)%

Operating profit	22,618	28,719	(21.2)%
Interest expense	1,313	3,980	(67.0)%

Income from continuing operations before income taxes	21,305	24,739	(13.9)%
Provision for income taxes	8,256	9,437	(12.5)%

Income from continuing operations	13,049	15,302	(14.7)%
Loss from discontinued operations	(272)	(4,230)	—

Net Income	$12,777	$11,072	15.4%

Net Income Per Common Share — Basic
Income from continuing operations	$0.25	$0.30	(16.7)%
Loss from discontinued operations	0.00	(0.08)	—

	$0.25	$0.22	13.6%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.25	$0.30	(16.7)%
Loss from discontinued operations	0.00	(0.08)	—

	$0.25	$0.22	13.6%

Average Common And Common Equivalent Shares
Basic	51,301	50,424
Diluted	51,553	51,299

Dividends Declared Per Common Share	$0.130	$0.125

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,		Increase
	2009	2008	(Decrease)

Revenues	$1,743,183	$1,794,141	(2.8)%
Expenses
Operating	1,553,416	1,610,103	(3.5)%
Selling, general and administrative	135,652	135,378	0.2%
Amortization of intangible assets	5,503	4,925	11.7%

Total expenses	1,694,571	1,750,406	(3.2)%

Operating profit	48,612	43,735	11.2%
Interest expense	2,981	8,590	(65.3)%

Income from continuing operations before income taxes	45,631	35,145	29.8%
Provision for income taxes	17,827	13,576	31.3%

Income from continuing operations	27,804	21,569	28.9%
Loss from discontinued operations	(810)	(4,133)	—

Net Income	$26,994	$17,436	54.8%

Net Income Per Common Share — Basic
Income from continuing operations	$0.54	$0.43	25.6%
Loss from discontinued operations	(0.01)	(0.08)	—

	$0.53	$0.35	51.4%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.54	$0.42	28.6%
Loss from discontinued operations	(0.02)	(0.08)	—

	$0.52	$0.34	52.9%

Average Common And Common Equivalent Shares
Basic	51,206	50,268
Diluted	51,511	51,105

Dividends Declared Per Common Share	$0.260	$0.250

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
	2009	2008	(Decrease)

Revenues
Janitorial	$589,344	$625,542	(5.8)%
Parking	113,347	118,522	(4.4)%
Security	82,403	82,285	0.1%
Engineering	70,194	79,346	(11.5)%
Corporate	423	654	(35.3)%

	$855,711	$906,349	(5.6)%

Operating Profit
Janitorial	$34,894	$29,844	16.9%
Parking	4,859	4,364	11.3%
Security	1,397	1,473	(5.2)%
Engineering	4,038	4,286	(5.8)%
Corporate	(22,570)	(11,248)	100.7%

Operating profit	22,618	28,719	(21.2)%
Interest expense	1,313	3,980	(67.0)%

Income from continuing operations before income taxes	$21,305	$24,739	(13.9)%

	Six Months Ended April 30,		Increase
	2009	2008	(Decrease)

Revenues
Janitorial	$1,197,764	$1,231,587	(2.7)%
Parking	229,016	236,533	(3.2)%
Security	167,986	163,226	2.9%
Engineering	147,410	161,161	(8.5)%
Corporate	1,007	1,634	(38.4)%

	$1,743,183	$1,794,141	(2.8)%

Operating Profit
Janitorial	$67,205	$50,786	32.3%
Parking	9,001	8,253	9.1%
Security	3,191	2,865	11.4%
Engineering	8,704	7,812	11.4%
Corporate	(39,489)	(25,981)	52.0%

Operating profit	48,612	43,735	11.2%
Interest expense	2,981	8,590	(65.3)%

Income from continuing operations before income taxes	$45,631	$35,145	29.8%

ABM Industries Incorporated
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

	Three Months Ended April 30,		Six Months Ended April 30,
	2009	2008	2009	2008
Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$16.3	$14.0	$29.4	$22.0

Items Impacting Comparability

Corporate Initiatives (a)	(5.5)	(5.0)	(12.2)	(7.8)
Third-Party Administrator Legal Settlement	—	—	9.6	—

Insurance Adjustments	—	7.2	—	7.2

Total Items Impacting Comparability	(5.5)	2.2	(2.6)	(0.6)
Income Taxes (Expense) Benefit	2.2	(0.9)	1.0	0.2

Items Impacting Comparability, net of taxes	(3.3)	1.3	(1.6)	(0.4)

Income from Continuing Operations	$13.0	$15.3	$27.8	$21.6

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$36.1	$32.7	$66.4	$56.5

Total Items Impacting Comparability	(5.5)	2.2	(2.6)	(0.6)
Discontinued Operations	(0.3)	(4.2)	(0.8)	(4.1)
Income Tax	(8.3)	(9.4)	(17.8)	(13.6)
Interest Expense	(1.3)	(4.0)	(3.0)	(8.6)
Depreciation and Amortization	(7.9)	(6.2)	(15.2)	(12.2)

Net Income	$12.8	$11.1	$27.0	$17.4

Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share

Adjusted Income from Continuing Operations per Diluted Share	$0.32	$0.27	$0.57	$0.43

Items Impacting Comparability, net of taxes	(0.07)	0.03	(0.03)	(0.01)

Income from Continuing Operations per Diluted Share	$0.25	$0.30	$0.54	$0.42

Diluted Shares	51.6	51.3	51.5	51.1

(a)	Corporate initiatives include: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, and (iv) the integration costs associated with OneSource.

ABM Industries Incorporated
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2009

	Year Ending October 31, 2009
	Low Estimate	High Estimate
	(per diluted share)
Adjusted Income from Continuing Operations per Diluted Share	$1.25	$1.35
Adjustments to Income from Continuing Operations (a)	(0.15)	(0.15)

Income from Continuing Operations per Diluted Share	$1.10	$1.20

(a)	The adjustment to income from continuing operations includes: (i) costs associated with the implementation of a new payroll and human resources information system, the upgrade of the Company’s accounting system, the completion of the corporate move from San Francisco and the integration costs associated with OneSource aggregating ($0.26) per share, offset by (ii) the positive settlement with a former third-party administrator of workers’ compensation claims in the amount of $0.11 per share.